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                                                                    Exhibit 10.6
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), between ENVIRONMENTAL SAFEGUARDS, INC., a Nevada corporation, having its principal office and place of business in Houston, Texas (hereinafter referred to as the "Company") and JAMES S. PERCELL, a resident of Harris County, Texas (hereinafter referred to as the "Employee").

                                R E C I T A L S:

         WHEREAS, the Company is engaged in the development, production and sale of environmental remediation technologies and services.; and

         WHEREAS, the Company desires to employ the Employee in the capacity of the President and Chief Executive Officer of the Company to manage the day-to-day operations of the Company's business and its expansion efforts and the Employee desires to be so employed under this Agreement, subject to the terms, conditions and covenants contained herein.

                            CONDITIONS OF AGREEMENT

                                       I.
                                 CONSIDERATION

         This Agreement is executed and delivered for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.
The special training and knowledge acquired or to be acquired by the Employee during employment are material factors relating to the employment of the Employee without which the employment relationship would not be commenced. The parties hereto acknowledge and agree that this Agreement is necessary to protect the Company's legitimate interests, including, but not limited to, its business goodwill, trade secrets and other confidential or proprietary information.

                                      II.
                               TERM OF EMPLOYMENT

         2.1 Term. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company for a term of three (3 ) years ("Initial Term") which shall commence on the 1st day of April, 1997 and shall continue for the entire Initial Term, subject to earlier termination as provided in this Agreement.

         2.2 Extension of Initial Term. After the expiration of the Initial Term, this Agreement will be automatically extended for additional and successive one (1) year periods, unless either party gives written notice to the other at least 30 days prior to the expiration of the Initial Term, or any one year renewal term, that such automatic extension shall not occur, in which event Employee's employment shall terminate upon the expiration of the Initial Term, or such renewal term, whatever the case may be. The terms and conditions then in effect at the end of the Initial Term, or any





                              EMPLOYMENT AGREEMENT
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renewal term, shall control during the succeeding renewal term unless otherwise set forth herein or mutually agreed to in writing.

                                      III.
                               DUTIES OF EMPLOYEE

         3.1 Duties. The Employee is hereby employed as President and Chief Executive Officer of the Company. The Employee's responsibilities for such office shall be as set forth in the Bylaws of the Company including managing the day-to-day operations of the Company's business and its ongoing expansion efforts. Generally, in his capacity as President and Chief Executive Officer of the Company, the Employee will be primarily responsible for the general supervision, direction, and control of the business and officers of the Company, subject to the control of the Board of Directors. In the discharge of such duties and throughout Employee's employment with Company, Employee shall, with respect to conduct involving certain matters including, but not limited to, conflicts of interest and usurpation of corporate authority, comply with
(i) all requirements imposed by the Company upon similarly situated employees of the Company; (ii) standards generally accepted within the business community regarding similarly situated persons; and (iii) any relevant legal authority. Should the Company determine at a regularly or specially called meeting of the Board of Directors, held with proper notice, that Employees performance is in question, the Employee will be notified in writing and provided 30 days to present a plan to conform to the requests of the Company.

         3.2 Change in Duties. The duties of Employee shall be those assigned to him from time to time by the Company and may be changed by Company from time to time without resulting in rescission or termination of this Agreement.

         3.3 Engaging in Other Employment. The Employee shall devote such productive time, ability, and attention to the business of the Company during the term of this Agreement as is required to fulfill his duties and responsibilities as set forth in Section 3.1 above. During the period of employment, the Employee further agrees not to (i) solely or jointly with others undertake or join any planning for or organization of any business activity competitive with the business activities of the Company, and (ii) directly or indirectly, engage or participate in any other activities in conflict with the best interest of the Company. Notwithstanding anything herein contained to the contrary, the Employee shall be able to devote such time as he deems reasonably necessary to his own private investments and affairs, so long as the performance of the Employee hereunder is not impaired and the covenants contained herein are not violated.

                                      IV.
                            COMPENSATION TO EMPLOYEE

         4.1. Yearly Salary. During the Initial Term of this Agreement, the Employee shall be entitled to a yearly salary of $125,000.00, less all payroll deductions and applicable taxes. The time of payment for each installment shall be consistent with the general business practices of the Company. Such salary shall be reviewed annually and shall remain fixed or be increased to the extent deemed appropriate by the Board of Directors of the Company.





                              EMPLOYMENT AGREEMENT
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         4.2     Other Compensation.  The Employee understands and agrees that any additional compensation to the Employee (whether a bonus or other form of additional compensation) shall rest in the sole discretion of the Board of Directors (or any Compensation Committee consisting of members of the Board of Directors) and shall be based upon the performance of the Company as well as participation in all benefit plans maintained by the Company for salaried employees.

         4.3 Review. The Employee, after the Initial Term, if still employed by the Company, shall be reviewed at such times as are consistent with the Company's general personnel policies.

         4.4 Fringe Benefits-Employee Benefits Plan. The Employee shall be entitled to participate on an equitable basis, as the Board of Directors may, in the exercise of its discretion deem appropriate, in any stock option plan and any additional year-end or other profit sharing or incentive or deferred compensation arrangements, whether provided for in stock, cash or otherwise, which the Company may distribute to or provide for officers and employees generally, or for a limited or selected group, as well as under any other plans, benefits, customs or practices now or hereinafter made available to other executives of the Company, including as examples only, group life insurance and medical insurance. The Company may terminate, amend or modify any or all such plans at any time and may choose not to adopt additional plans. The Employee's rights under any benefits plans now in force or later adopted by the Company shall be governed solely by their terms.

         4.5 Expense Account. The Employee is authorized to incur reasonable and necessary expenses directly associated with the promotion of the interests of the Company, and the performance of his assignments, including expenditures for entertainment and travel. The Company will reimburse the Employee from time to time for all such business expenses, upon the Employee's presenting to the Company such information and support as prescribed by Company policy.

         4.6 Holidays and Vacations. The Employee shall be entitled to at least three (3) weeks of paid vacation for each year during the term hereof. Additionally, the Employee shall be entitled to such fully paid holidays as are normally taken by other full time employees of businesses similar to the Company, and such other holidays which may be particular to the Employee's religious preference.

                                       V.
                                 LIFE INSURANCE

         At any time during the term of this Agreement, the Company shall have the right to insure the Employee's life for the Company's sole benefit, and to determine the amount and type of insurance and type of policy. The Company shall be required to pay all premiums due on such policies. The Employee shall cooperate with the Company in taking out insurance by submitting to physical examination(s), by supplying all information required by the insurance company, and by executing any and all other necessary documents. The Employee shall incur no financial obligation by executing the required documents and shall have no interest in any such policies, except as otherwise provided herein.





                              EMPLOYMENT AGREEMENT
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                                      VI.
                           TERMINATION OF EMPLOYMENT

         6.1 Termination by the Employee Without Cause. If the employment of the Employee is terminated by the Employee for any reason other than as set forth in the other paragraphs of this Article VI (such termination being herein defined as "without cause"), the Employee shall give the Company thirty (30) days written notice of termination; provided, however, that the Employee shall not be entitled to terminate his employment with the Company during the Initial Term without cause. Except as otherwise provided for herein, any such termination of the Employee's employment for any reason whatsoever, whether voluntary or involuntary, shall not prejudice any other remedy to which any party may be entitled either at law, in equity, or under this Agreement.

         6.2 Termination for Cause by the Company. The Company may "for cause" terminate the employment of the Employee at any time (after giving Employee notice to cure pursuant to Paragraph 3.1, if such termination is the result of violations of Paragraph 6.2A or 6.2B below) with 30 days notice.. "For cause" for the purpose of this Agreement is defined as:

         A. The willful and continued failure to substantially perform his duties as set forth in this Agreement;

         B. The breach by the Employee of any of the provisions of this Agreement or of the covenants contained in Article VII of this Agreement; or

         C. If the Employee is convicted of any crime involving moral turpitude, including without limitation, fraud or embezzlement or similar acts of dishonesty toward the Company.

         If the Employee is terminated for cause as hereinabove defined, the Company shall pay to the Employee only that compensation specified in Paragraph
6.3 below.

         6.3 Effect of Termination on Compensation. In the event of the termination of employment by the Company or the Employee for any reason whatsoever, including resignation or voluntary termination by the Employee, the Employee shall be entitled to the compensation earned by him including all compensation specified in Article IV herein, prior to the date of termination as provided for in this Agreement, computed pro rata up to and including the date of such termination of employment. Upon such payment to the Employee, the Company shall be relieved of further obligation as it relates to this Agreement; however, the Employee shall still be bound by the covenants and restrictions contained in Article VII below.





                              EMPLOYMENT AGREEMENT
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                                      VII.
                             RESTRICTIVE COVENANTS

         7.1 Definition. The Employee hereby acknowledges that during the course of his employment with the Company, he will have access to and will become familiar with various trade secrets and other proprietary and confidential information which are owned by the Company and which are used in the operation of the Company's business. "Trade secrets and other proprietary and confidential information" consist of, for example, and not intending to be inclusive, (i) methods of doing business; (ii) financial information, consisting of financial cost, and sales data and other information; (iii) personnel information (iv) lists of customers and accounts, contracts, sales information, pricing list, vendor and supplier list of the Company; (v) other information of a confidential nature which must remain confidential for the continuing success of the Company; and (vi) such other information concerning the business of the Company and the Company's goodwill.

         7.2 Non-Disclosure and Confidentiality Covenants. The Employee acknowledges that the Company's trade secrets and other proprietary and confidential information, as they may exist from time to time, are valuable, special and unique assets of the Company's business. Additionally, Employee acknowledges that the business goodwill and business contacts of the Company are the sole property of the Company and are among the Company's most valuable business property. Therefore, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to protect the foregoing valuable property of the Company, the Employee expressly covenants and agrees as follows:

         Except as required in the course of his employment with the Company, the Employee will not, during and after the termination of his employment:

                 (1) Disclose, directly or indirectly, the Company's trade secrets and other proprietary and confidential information, or any part thereof, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever; or

                 (2) Directly or indirectly use the Company's trade secrets and other proprietary and confidential information, or any part thereof, for his own purpose or for his own benefit in any activity of any nature whatsoever.

         7.3 Return of Company's Property. The Employee covenants and agrees that, upon the request of the Company or upon termination of employment, the Employee shall turn over to the Company all files, records, documents, drawings, presentations, specifications, equipment, disks or other computer media, data, computer printouts, records, written materials and similar items relating to the business of the Company, and any other property of the Company in his possession or under his control. In the event the Employee fails to return the Company's property when required or requested to do so, the Company may, in addition to any other remedy provided by law, withhold any amounts due the Employee until full compliance with this Paragraph 7.3.





                              EMPLOYMENT AGREEMENT
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         7.4     Covenant Not to Compete.  So long as the Employee is employed by the Company and for a period of eighteen (18) months after either (i) the voluntary termination of employment by Employee or (ii) the termination of the Employee by the Company for cause, as set forth in Section 6.2 hereof, the Employee specifically agrees that he will not, for himself, on behalf of, or in conjunction with any person, firm, corporation or entity, other than the Company (either as principal, employee, shareholder, member, director, partner, consultant, owner or part-owner of any corporation, partnership or any type of business entity) anywhere in any county in which the Company is doing business at the time of termination, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to the type of business conducted by the Company at the time of termination of the Employee's employment.

         7.5 Employee's Acknowledgments and Agreements. The Employee acknowledges and agrees that:

                 (1) Due to the nature of the Company's business, the foregoing covenants place no greater restraint upon the Employee than is reasonably necessary to protect the business and goodwill of the Company;

                 (2) These covenants protect a legitimate interest of the Company and do not serve solely to limit the Company's future competition;

                 (3) This Agreement is not an invalid or unreasonable restraint of trade;

                 (4) A breach of these covenants by the Employee would cause irreparable damage to the Company;

                 (5) These covenants will not preclude the Employee from becoming gainfully employed following termination of employment with the Company;

                 (6) These covenants are reasonable in scope and are reasonably necessary to protect the Company's business and goodwill and valuable and extensive trade which the Company has established through its own expense and effort;

                 (7) The signing of this Agreement is necessary for the Employee's employment; and

                 (8) He has carefully read and considered all provisions of this Agreement and that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of the Company.

         7.6 Remedies, Injunction. In the event of the Employee's actual or threatened breach of any provisions of this Agreement, the Employee agrees that the Company shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction restraining and enjoining the Employee from violating the provisions herein. Nothing in this Agreement shall be





                              EMPLOYMENT AGREEMENT
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construed to prohibit the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee. The Employee further agrees that for the purpose of any such injunction proceeding, it shall be presumed that the Company's legal remedies would be inadequate and that the Company would suffer irreparable harm as a result of the Employee's violation of the provisions of this Agreement. In any proceeding brought by the Company to enforce the provisions of this Agreement, no other matter relating to the terms of any claim or cause of action of the Employee against the Company will be defense thereto. The foregoing remedy provisions are subject to the provisions of Section 15.15 of the Texas Business and Commerce Code, as amended (the "Code"), which Code provisions shall control in the event of any conflict between the provisions hereof and the Code or any other law in effect relevant and applicable hereto.

         7.7 Severability. In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provision relating to the time period or scope of a restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or scope such court deems reasonable and enforceable, then the time period or scope of the restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period or the applicable scope of the restriction. The Employee further agrees that such covenants and/or any portion thereof are severable, separate and independent, and should any specific restriction or the application thereof, to any person, firm, corporation, or situation be held to be invalid, that holding shall not affect the remainder of such provisions or covenants.

                                     VIII.
                               GENERAL PROVISIONS

         8.1 Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change their address by written notice in accordance with this Paragraph 8.1. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.



                 If to Company:            Environmental Safeguards, Inc.
                                           2600 South Loop West,Suite 445
                                           Houston, Texas, 77054

                 If to Employee:           James S. Percell
                                           2600 South Loop West, Suite 445
                                           Houston, Texas 77054





                              EMPLOYMENT AGREEMENT
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         8.2     Law Governing Agreement and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. This Agreement is executed in Harris County, Texas. Venue shall be in Harris County, Texas for any legal proceeding to enforce the terms, conditions or covenants contained herein.

         8.3 Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing parties shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

         8.4 Contract Terms to be Exclusive. This Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements between the parties with respect to the Employee's employment. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any other agreement executed between them or any representations inducing the execution and delivery hereof or any other agreement executed between them except such representations as are specifically set forth herein and each of the parties hereto acknowledges that he or it has relied on his or its own judgment in entering into the same. The parties hereto further acknowledge that any statements or representations that may have heretofore been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

         8.5 Waiver or Modification Ineffective Unless in Writing. It is further agreed that no waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this paragraph may not be waived as herein set forth.

         8.6 Invalidity of Contract. Should any provision(s) of this Agreement be declared invalid or unenforceable by a court of competent jurisdiction, it shall be severed or modified and the remainder of this Agreement shall be enforced in total. Additionally, if the Employee claims that any provision or covenant contained herein is invalid or unenforceable, he nevertheless agrees to comply with such provision or covenant as written until a court of competent jurisdiction determines the enforceability or validity of such provision or covenant, or limits the scope thereof, and further agrees to be liable for any and all damages to the Company pending such determination by the court.

         8.7 Assignment. The rights and benefits of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. The rights of the Employee hereunder are personal and nontransferable except that the rights and benefits hereof shall inure to the benefit of the heirs, executors and legal representatives of the Employee.





                              EMPLOYMENT AGREEMENT
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         8.8     Gender.  In all cases where a feminine or masculine pronoun is used it shall be deemed to include the other and as may be applicable to the instant matter.

         IN WITNESS WHEREOF, this Agreement has been executed in Houston, Harris County, Texas, as of the 1st day of April, 1997.



                                    COMPANY:
                                    ENVIRONMENTAL SAFEGUARDS, INC.


                                    BY: /S/ JAMES S. PERCELL, PRESIDENT
                                        -------------------------------

                                         JAMES S. PERCELL, PRESIDENT



                                    EMPLOYEE:


                                    /S/ JAMES S. PERCELL
                                    ------------------------------------

                                    JAMES S. PERCELL


ACKNOWLEDGED AND
WITNESSED BY:


/S/ BRYAN SHARP
---------------------
BRYAN SHARP, DIRECTOR





                              EMPLOYMENT AGREEMENT
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